Exhibit 21

Subsidiaries of FORM Holdings Corp.

Name of Subsidiary	Jurisdiction of Incorporation
Excalibur Integrated Systems, Inc.	Tennessee
FLI Charge, Inc.	Delaware
Group Mobile Int'l, LLC	Arizona
I/P Engine, Inc.	Virginia
Innovate/Protect, Inc.	Delaware
International Development Group, Ltd.	Maryland
Iron Gate Security, Inc.	Delaware
Quantum Stream Inc.	Delaware
Spa Products Import & Distribution Co., LLC	New York
Spa Products Wholesaling, LLC	New York
Vringo Acquisition, Inc.	Delaware
Vringo GmbH	Germany
Vringo Infrastructure, Inc.	Delaware
Vringo Labs, Inc.	Delaware
Vringo Ltd.	Israel
Vringo Mobile, Inc.	Delaware
VRTUAL, Inc.	Delaware
XpresSpa Amsterdam Airport B.V.	Netherlands
XpresSpa at Term. 4 JFK, LLC	New York
XpresSpa Atlanta Terminal A, LLC	New York
XpresSpa Atlanta Terminal C, LLC	New York
XpresSpa Charlotte Airport, LLC	New York
XpresSpa Chicago O'Hare, LLC	New York
XpresSpa Denver Aiport, LLC	New York
XpresSpa DFW International, LLC	New York
XpresSpa DFW Kiosk, LLC	New York
XpresSpa DFW Terminal A, LLC	New York
XpresSpa Europe B.V.	Netherlands
XpresSpa Franchising, LLC	New York
XpresSpa Holdings, LLC	Delaware
XpresSpa Houston Hobby, LLC	New York
XpresSpa International Holdings, LLC	New York
XpresSpa JFK Terminal 1, LLC	New York
XpresSpa JFK Terminal 7, LLC	New York
XpresSpa John Wayne Airport, LLC	New York
XpresSpa LaGuardia Airport, LLC	New York
XpresSpa Las Vegas Airport, LLC	New York
XpresSpa LAX Airport, LLC	New York
XpresSpa LAX Tom Bradley, LLC	New York
XpresSpa Miami Airport, LLC	New York
XpresSpa Middle East B.V.	Netherlands
XpresSpa Middle East Limited	British Virgin Islands
XpresSpa Mobile Services, LLC	New York
XpresSpa MSP Airport, LLC	New York
XpresSpa Online Shopping, LLC	New York
XpresSpa Orlando International, LLC	New York
XpresSpa Orlando, LLC	New York
XpresSpa Philadelphia Airport, LLC	New York
XpresSpa Phoenix Airport, LLC	New York
XpresSpa Pittsburgh A, LLC	New York
XpresSpa Raleigh-Durham Intl, LLC	New York
XpresSpa S.F. International, LLC	New York
XpresSpa Salt Lake City, LLC	New York
XpresSpa Washington Reagan, LLC	New York